                                                                     EXHIBIT 4.6

                             U.S. REMODELERS, INC.

                            1998 STOCK OPTION PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
ARTICLE I
       DEFINITIONS.....................................................................  1

ARTICLE II
       THE PLAN........................................................................  3
              2.1   Name...............................................................  3
              2.2   Purpose............................................................  3
              2.3   Effective Date.....................................................  3
              2.4   Eligibility to Participate.........................................  4
              2.5   Shares Subject to the Plan.........................................  4
              2.6   Maximum Number of Plan Shares......................................  4
              2.7   Options and Stock Granted Under Plan...............................  4
              2.8   Conditions Precedent...............................................  4
              2.9   Reservation of Shares of Common Stock..............................  5
              2.10  Tax Withholding....................................................  5
              2.11  Exercise of Options................................................  6
              2.12  Acceleration in Certain Events.....................................  6
              2.13  Written Notice Required............................................  7
              2.14  Compliance with Securities Laws....................................  7
              2.15  Employment or Service of Optionee..................................  8
              2.16  Rights of Optionees Upon Termination of Employment or Service......  8
              2.17  Transferability of Options......................................... 10
              2.18  Information to Optionees........................................... 10

ARTICLE III
       ADMINISTRATION.................................................................. 10
              3.1   Committee.......................................................... 10
              3.2   Appointment of Committee........................................... 10
              3.3   Majority Rule; Unanimous Written Consent........................... 11
              3.4   Company Assistance................................................. 11


ARTICLE IV
       INCENTIVE STOCK OPTIONS......................................................... 11
              4.1   Terms and Conditions............................................... 11
              4.2   Duration of Options................................................ 11
              4.3   Purchase Price..................................................... 11
              4.4   Maximum Amount of Options First Exercisable in Any Calendar Year... 11
              4.5   Individual Option Agreements....................................... 12

ARTICLE V
       NONQUALIFIED STOCK OPTIONS...................................................... 12
              5.1   Option Terms and Conditions........................................ 12
              5.2   Duration of Options................................................ 12
              5.3   Purchase Price..................................................... 12
              5.4   Individual Option Agreements....................................... 12

ARTICLE V
       TERMINATION, AMENDMENT, AND ADJUSTMENT.......................................... 13
              6.1   Termination and Amendment.......................................... 13
              6.2   Adjustments........................................................ 13

ARTICLE VI
       MISCELLANEOUS................................................................... 14
              7.1   Other Compensation Plans........................................... 14
              7.2   Plan Binding on Successors......................................... 14
              7.3   Number and Gender.................................................. 14
              7.4   Headings........................................................... 14
              7.5   Choice of Law...................................................... 14

                             U.S. REMODELERS, INC.
                            1998 STOCK OPTION PLAN


                                   ARTICLE I
                                  DEFINITIONS

     As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     1.1 "Advisor" means any person performing services for the Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Options under the Plan, provided that bona fide services are rendered by such person and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

     1.2  "Board" means the Board of Directors of the Company.

     1.3 "Cause" means conviction of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; failure or refusal to follow reasonable instructions of the Board; failure or refusal to comply with the reasonable policies, standards and regulations of the Company, which from time to time may be established; failure or refusal to faithfully and diligently perform the usual customary duties of his employment or service; acting in an unprofessional, unethical, immoral or fraudulent manner; acting in a manner which discredits or is detrimental to the reputation, character and standing of the Company or a Subsidiary; or the commission of any other act that causes or reasonably may be expected to cause substantial injury to the Company.

     1.4  "Code" means the Internal Revenue Code of 1986, as amended.

     1.5  "Committee" means the Committee appointed in accordance with Section
                                                                       -------
3.1.
---

     1.6 "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

     1.7 "Company" means U.S. Remodelers, Inc., a Delaware corporation, or one or more of its Subsidiaries.

     1.8  "Director" means a member of the Board.

     1.9  "Effective Date" means May 1, 1998.

     1.10 "Employee" means an employee (as defined in Section 3401(c) of the Code and the Treasury regulations thereunder) of the Company or any Subsidiary that adopts the Plan, including an Officer.

     1.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.13 "Fair Market Value" means such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed and traded upon a recognized securities exchange or on the Nasdaq National Market System, the Committee shall make a determination of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such Common Stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

     1.14 "Incentive Stock Option" means an Option granted pursuant to Article
                                                                       -------
     IV.
     --

     1.15 "Nonemployee Director" means a member of the Board who is not an Officer or Employee; provided, however, that, as used in Section 3.1, the term
                                                         -----------
"Non-Employee Director" shall have the meaning given to that term in Rule 16b-3.

     1.16 "Nonqualified Stock Option" means an Option granted pursuant to

     Article V.
     ---------

     1.17 "Officer" means an officer of the Company or any Subsidiary of the Company.

     1.18 "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     1.19 "Optionee" means an Employee, Nonemployee Director or Advisor to whom an Option has been granted hereunder.

     1.20 "Option Agreement" means an agreement between the Company and an Optionee with respect to one or more Options.

     1.21 "Permanent Disability" has the same meaning as that provided in
Section 22(e)(3) of the Code.

     1.22 "Plan" means the U.S. Remodelers, Inc. 1998 Stock Option Plan, as amended from time to time.

     1.23 "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.

     1.24 "Retirement" occurs when an Optionee terminates his relationship with the Company or a Subsidiary on or after the date the Optionee (a) turns 65 years old or (b) turns 55 years old and has completed ten (10) years of service with the Company or a Subsidiary as otherwise determined by the Board.

     1.25 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

     1.26 "Securities Act" means the Securities Act of 1933, as amended.

     1.27 "Subsidiary" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

     1.28 "Tax Date" means the date on which the amount of tax to be withheld required to be determined pursuant to the Code.


                                  ARTICLE II
                                   THE PLAN

      2.1 Name.  This Plan shall be known as the "U.S. Remodelers, Inc. 1998
          ----
Stock Option Plan."

      2.2 Purpose.  The purpose of the Plan is to promote the growth and general
          -------
prosperity of the Company by permitting the Company to grant to its Employees, Nonemployee Directors and Advisors Options to purchase Common Stock of the Company. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees, Nonemployee Directors and Advisors with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to Article IV shall qualify as
                                            ----------
"incentive stock options" within the meaning of Section 422 of the Code.

      2.3 Effective Date.  The Plan shall become effective upon the Effective
          --------------
Date subject to the approval of the Plan by the Company's stockholders.

      2.4 Eligibility to Participate.  Any Employee, Nonemployee Director or
          --------------------------
Advisor shall be eligible to participate in the Plan. Subject to the provisions of Section 5.5, the Committee may grant Options in accordance with such
   -----------
determinations as the Committee from time to time in its sole discretion shall make, provided that Incentive Stock Options may be granted only to persons who are Employees.

      2.5 Shares Subject to the Plan.  The shares of Common Stock to be issued
          --------------------------
pursuant to the Plan shall be either authorized and unissued shares of Common Stock or shares of Common Stock issued and thereafter acquired by the Company.

      2.6 Maximum Number of Plan Shares.  Subject to adjustment pursuant to the
          -----------------------------
provisions of Section 6.2, and subject to any additional restrictions elsewhere
              -----------
in the Plan, the maximum aggregate number of shares of Common Stock which may be optioned, sold, granted, or otherwise issued under the Plan shall initially be 250,000 which amount may, at the discretion of the Board, be increased from time to time to a number such that the number of Plan Shares available for issuance pursuant to Options to be granted pursuant to this Plan equals 10% of the total number of shares of Common Stock of the Company and shares of any other class of common stock of the Company outstanding from time to time; provided however, subject to adjustment under Section 6.2 of the Plan, the number of shares of
                            -----------
Common Stock which may be optioned, sold, granted, or otherwise issued under the Plan shall never be less than 250,000. Notwithstanding the foregoing, subject to adjustment under Section 6.2 of the Plan, no more than 250,000 Plan Shares
                    -----------
will be available for the granting of Incentive Stock Options under the Plan. Subject to adjustment pursuant to the provisions of Section 6.2, the maximum
                                                    -----------
aggregate number of shares of Common Stock with respect to which Options may be granted during the term of the Plan shall not exceed 1,500,000 shares. The maximum aggregate number of shares of Common Stock with respect to which Options during the term may be granted to any Optionee during the term of the Plan shall not exceed ten percent (10%) of the shares eligible for issuance under the Plan.

      2.7 Options and Stock Granted Under Plan.  Plan Shares with respect to
          ------------------------------------
which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

      2.8 Conditions Precedent.  The Company shall not issue any certificate for
          --------------------
Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

          (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

          (b) The completion of any registration or other qualification of the offer or sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its sole discretion deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

     2.9  Reservation of Shares of Common Stock.  During the term of the Plan,
          -------------------------------------
the Company shall at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, seek or obtain from any regulatory agency having jurisdiction any requisite authority that is necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the non-issuance of Plan Shares as to which the requisite authority shall not have been obtained.

     2.10      Tax Withholding.
               ---------------

          (a) Condition Precedent.  The issuance of Plan Shares pursuant to the
              -------------------
     exercise of any Option under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

          (b) Manner of Satisfying Withholding Obligation.   When an Optionee is
              -------------------------------------------
     required by the Committee to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair Market Value on the Tax Date equal to the amount required to be withheld, (iv) through the withholding by the Company of a portion of the Plan Shares acquired upon the exercise of the Options having a Fair Market Value on the Tax Date equal to the amount required to be withheld or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

          (c) Notice of Disposition of Stock Acquired Pursuant to Incentive
              -------------------------------------------------------------
     Stock Options.  The Company may require as a condition to the issuance of
     -------------
     Plan Shares covered
     by any Incentive Stock Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he shall report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.

     2.11      Exercise of Options.
               -------------------

          (a) Method of Exercise.  Each Option shall be exercisable in
              ------------------
     accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

          (b) Payment of Purchase Price.  The purchase price of any Plan Shares
              -------------------------
     purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, by shares of Common Stock, (iv) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall provide for full personal liability of the maker and shall contain such terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or
     (vi) in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

     2.12      Acceleration in Certain Events.   The Committee may accelerate
               ------------------------------
the exercisability of any Option in whole or in part at any time.
Notwithstanding the provisions of any Option Agreement, the following provisions shall apply:

          (a) Mergers and Reorganizations.  If after completion of the Company's
              ---------------------------
     initial public offering of Common Stock, the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger, or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving Company, all Options shall become immediately exercisable with respect to the full number of shares subject to such Options during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Company and ending when the disposition of assets or stock contemplated by that agreement is consummated or the Options are otherwise terminated in accordance with their provisions or the provisions of this Plan, whichever occurs first; provided that no Option will be immediately exercisable under this Section on account of any agreement of merger or other reorganization when the stockholders of the Company immediately before the consummation of the transaction will own at least fifty percent (50%) of the total combined voting power of all the classes of the stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company shall survive.

          (b) Change in Control.  In the event of a change in control or
              -----------------
     threatened change in control of the Company after the completion of an initial public offering of the Company's Common Stock, all Options granted prior to the change in control or threatened change in control shall become immediately exercisable. A "change in control" will be deemed to have occurred for purposes hereof (i) upon the occurrence of a change of stock ownership of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, and any successor Item of a similar nature; or (ii) upon the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of the Company representing 33% or more of the combined voting power of the Company's then outstanding securities; or (iii) upon a change during any period of two (2) consecutive years of a majority of the members of the Board for any reason, unless the election, or the nomination for election by the Company's stockholders, of each director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; provided that a change in control will not be deemed to have occurred for purposes hereof with respect to any person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act.

     2.13      Written Notice Required.  Any Option shall be deemed to be
               -----------------------
exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section
                                                                        -------
2.11.
----

     2.14      Compliance with Securities Laws.  Plan Shares shall not be issued
               -------------------------------
with respect to any Option unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) shall comply with all relevant provisions of state and federal law (including without limitation (i) the Securities Act, the rules and regulations promulgated thereunder, and (ii) the requirements of any stock exchange upon which the Plan Shares may then be listed) and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including without limitation a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to the exercise of an Option restricting their transfer as required by law or this Section.

      2.15     Employment or Service of Optionee.  Nothing in the Plan or in any
               ---------------------------------
Option granted hereunder shall confer upon any Employee any right to continued employment by the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment. Nothing in the Plan or in any Option granted hereunder shall confer upon any Nonemployee Director or Advisor any right to continued service as a Nonemployee Director or Advisor of the Company or any of its Subsidiaries or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that service.

      2.16     Rights of Optionees Upon Termination of Employment or Service.
               -------------------------------------------------------------
In the event an Optionee ceases to be an Employee, Nonemployee Director or Advisor for any reason other than death, Retirement, Permanent Disability, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the date of termination of employment or rendition of services, or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three (3) months after the date of termination of employment or rendition of services, unless by its terms the Option expires earlier or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. In the event an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor due to death, Permanent Disability, Retirement, for Cause or upon providing certain required notice of termination prior to an annual anniversary of an Employee's employment agreement with the Company, an Optionee's Options may be exercised as follows:

          (a) Death. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while serving as an Employee, Nonemployee Director or Advisor or within three (3) months after ceasing to be an Employee, Nonemployee Director or Advisor, his Option shall become fully exercisable on the date of his death and shall expire twelve (12) months thereafter, unless by its terms it expires sooner or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

          (b) Retirement. If an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor as a result of Retirement, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option, in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the effective date of such Retirement or, if the vesting of such Option has been accelerated, to the extent exercisable following such acceleration) at any time within three (3) months after the effective date of such Retirement, unless by its terms the Option expires earlier or unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term.

          (c) Disability. If an Optionee ceases to serve as an Employee, Nonemployee Director or Advisor as a result of Permanent Disability, the Optionee's Option shall become fully exercisable and shall expire twelve
     (12) months thereafter, unless by its terms it expires sooner or, unless, with respect to a Nonqualified Stock Option, the Committee agrees, in its sole discretion, to extend the term of such Nonqualified Stock Option; provided that the term of any Option shall not be extended beyond its initial term.

          (d) Cause. If an Optionee ceases to be employed by the Company or a Subsidiary or ceases to serve as a Nonemployee Director or Advisor because the Optionee's relationship with the Company or a Subsidiary is terminated for Cause, the Optionee's Options shall automatically expire on the date of such termination. If any facts that would constitute Cause for termination or removal of an Optionee are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement with the Company or a Subsidiary, the Optionee's relationship with the Company or a Subsidiary shall be deemed terminated for Cause for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated "for cause" for purposes of such written agreement or the Optionee voluntarily ceases to be an Employee in breach of such Optionee's employment agreement with the Company or a Subsidiary.

          (e) Notice. If an Optionee's employment agreement with the Company or a Subsidiary is terminated by either the Company, a Subsidiary or the Optionee by providing certain required notices of termination prior to an annual anniversary of such Optionee's employment agreement, the Options that are vested as of the date of termination shall remain exercisable for a period of twelve (12) months (three (3) months if Incentive Stock Options) after the date of termination and shall expire at the end of such twelve (12) month period (three (3) month period if Incentive Stock Options).

     2.17      Transferability of Options.  Except as may be agreed upon by the
               --------------------------
Committee in accordance with the following paragraph, Options shall not be transferable other than by will or the laws of descent and distribution or, with respect to Nonqualified Stock Options, pursuant to the terms of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and, with respect to Incentive Stock Options, may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. The designation by an Optionee of a beneficiary shall not constitute a transfer of the Option.

     The Committee may, in its discretion, provide in an Option Agreement that Nonqualified Stock Options granted hereunder may be transferred by the Optionee to members of his immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

     2.18      Information to Optionees.  The Company shall furnish to each
               ------------------------
Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's stockholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Form 10-K Annual Report and each quarterly report to stockholders issued since the end of the Company's most recent fiscal year.

                                  ARTICLE III
                                ADMINISTRATION

     3.1  Committee.  Subject to Section 3.2, the Plan shall be administered by
          ---------              -----------
a Committee of not fewer than two members of the Board; provided, however that the entire Board may exercise the functions of the Committee at any time. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees, Nonemployee Directors, and Advisors to whom Options shall be granted and the number of Plan Shares subject to each Option, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement, to modify or amend any Option Agreement or waive any conditions or restrictions applicable to any Options (or the exercise thereof), and to make all other determinations necessary or advisable for the administration of the Plan.

     3.2  Appointment of Committee.  The Committee shall be appointed by the
          ------------------------
Board; provided that the Board may remove any Committee member, with or without cause.

     3.3  Majority Rule; Unanimous Written Consent.  A majority of the members
          ----------------------------------------
of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

     3.4  Company Assistance.  The Company shall supply full and timely
          ------------------
information to the Committee on all matters relating to Employees, Nonemployee Directors, and Advisors, their employment, death, Retirement, Permanent Disability, or other termination of employment or service, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                  ARTICLE IV
                            INCENTIVE STOCK OPTIONS

     4.1  Terms and Conditions.  The terms and conditions of Options granted
          --------------------
under this Article may differ from one another as the Committee shall, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

     4.2  Duration of Options.  Each Option granted pursuant to this Article and
          -------------------
all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire earlier than one
(1) year or later than ten (10) years after the date on which the Option is granted; provided, however, in the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or affiliate thereof within the meaning of Section 422 of the Code, the Option must not be exercisable after the expiration of five (5) years from the date of its grant. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     4.3  Purchase Price.  The purchase price for Plan Shares acquired pursuant
          --------------
to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option; provided, however, in the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary or affiliate thereof within the meaning of Section 422 of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted and the Option must not be exercisable after the expiration of five (5) years from the date of its grant.

     4.4  Maximum Amount of Options First Exercisable in Any Calendar Year.  The
          ----------------------------------------------------------------
aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any

Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and affiliates shall not exceed $100,000. Any portion of an Option granted under the Plan in excess of the foregoing limit shall be considered granted pursuant to Article V.
                                        ---------

     4.5  Individual Option Agreements.  Each Employee receiving Options
          ----------------------------
pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

                                   ARTICLE V
                          NONQUALIFIED STOCK OPTIONS

     5.1  Option Terms and Conditions.  The terms and conditions of Options
          ---------------------------
granted under this Article may differ from one another as the Committee shall, in its discretion, determine as long as all Options granted under this Article satisfy the requirements of this Article.

     5.2  Duration of Options.  Each Option granted pursuant to this Article and
          -------------------
all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than ten
(10) years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

     5.3  Purchase Price.  The Committee may elect to grant Options pursuant to
          --------------
this Article at an exercise price less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

     5.4  Individual Option Agreements.  Each Optionee receiving Options
          ----------------------------
pursuant to this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan, the Options made pursuant hereto, and such other matters as the Committee deems appropriate.

     5.5  Automatic Grants of Options to Nonemployee Directors.  Each
          ----------------------------------------------------
Nonemployee Director shall automatically be granted a Nonqualified Stock Option to purchase 1,000 shares of Common Stock upon initial election or appointment to the Board. Each Nonemployee Director will receive a Nonqualified Stock Option to purchase 1,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company subsequent to his initial election as a director. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option received by Nonemployee Directors shall be the Fair Market Value of the Plan Shares on the date of grant of such Option. One half of each Option shall become exercisable on the first anniversary of the date of grant of such Option and the remaining one half of each Option shall become exercisable on the second anniversary of the date of grant. Each Option shall expire on the day prior to the tenth anniversary of the date of grant of such Option, unless otherwise specified herein.

                                  ARTICLE VI
                    TERMINATION, AMENDMENT, AND ADJUSTMENT

     6.1  Termination and Amendment.  The Plan shall terminate on April 30,
          -------------------------
2008. No Option shall be granted under the Plan after that date of termination. The Board may at any time terminate or amend the Plan or any provision of the Plan. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option has been granted, adversely affect the rights of such Optionee under such Option nor may any amendment be made without the prior approval of the Company's stockholders if such amendment would:

          (a) increase the number of shares of Common Stock that may be issued pursuant to the Plan as provided in Section 6.2;
                                         -----------

          (b) change the designation or class of Employees eligible for participation in the Plan; or

          (c) require approval of the Company's shareholders under any applicable law, regulation or stock exchange rule.

provided that prior approval of the Company's stockholders with respect to the foregoing shall be required only to the extent required by any statutory law, regulation or stock exchange rule.

     6.2  Adjustments.  If the outstanding Common Stock is increased, decreased,
          -----------
changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Option may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options.
The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1  Other Compensation Plans.  The adoption of the Plan shall not affect
          ------------------------
any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary or affiliate of the Company, nor shall the Plan preclude the Company or any Subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation plans.

     7.2  Plan Binding on Successors.  The Plan shall be binding upon the
          --------------------------
successors and assigns of the Company and any Subsidiary or affiliate of the Company that adopts the Plan.

     7.3  Number and Gender.  Whenever used herein, nouns in the singular shall
          -----------------
include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

     7.4  Headings.  Headings of articles and sections hereof are inserted for
          --------
convenience of reference and constitute no part of the Plan.

     7.5  Choice of Law.  The Plan shall be governed and construed in accordance
          -------------
with the laws of the State of Texas.